NL INDUSTRIES, INC.                   Contact:      Gregory M. Swalwell
Three Lincoln Centre                                Vice President,  Finance and
5430 LBJ Freeway, Suite 1700                           Chief Financial Officer
Dallas, Texas   75240-2697                          (972) 233-1700
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PRESS RELEASE
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FOR IMMEDIATE RELEASE



           NL INDUSTRIES, INC. ANNOUNCES INCREASED QUARTERLY DIVIDEND


         DALLAS, TEXAS - February 22, 2005 - NL Industries, Inc. (NYSE: NL) announced that its board of directors has declared an increase of its regular quarterly dividend to twenty-five cents per share on its common stock. The dividend will be paid in the form of common stock of Kronos Worldwide, Inc. (NYSE: KRO) owned by NL, valued based on the closing sales price of Kronos Worldwide common stock on February 18, 2005 of $45.58 per share. The dividend is payable on March 29, 2005 to shareholders of record at the close of business on March 14, 2005. Shareholders will receive cash in lieu of fractional shares of Kronos Worldwide common stock.

         NL Industries, Inc. is engaged in the component products (precision ball bearing slides, security products and ergonomic computer support systems), titanium dioxide pigments and other businesses.

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